Exhibit 99.2

Supplemental Information

September 30, 2013

(Unaudited)

Redwood City, CA

Olney, MD

Dallas, TX

San Francisco, CA

Table of Contents

Company Information	1
Sustainability	2
Summary	3
Funds From Operations	4
Funds Available for Distribution	5
Triple-Net Master Lease Profile	6
Capitalization	7
Credit Profile	8-9
Indebtedness and Ratios	10
Investments and Dispositions	11
Development	12
Owned Portfolio
Portfolio summary	14
Portfolio concentrations	15
Same property portfolio	16
Lease expirations and debt investment maturities	17
Owned Senior Housing Portfolio
Investments and operator concentration	18
Trends	19
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	20
Trends and HCR ManorCare information	21
Owned Life Science Portfolio
Investments, tenant concentration and trends	22
Selected lease expirations and leasing activity	23
Owned Medical Office Portfolio
Investments and trends	24
Leasing activity	25
Owned Hospital Portfolio
Investments and operator concentration	26
Trends	27
Investment Management Platform	28
Reporting Definitions and Reconciliations of Non-GAAP Measures	29-34

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility in the capital markets, including changes in interest rates and the availability and cost of capital; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers of the automatic spending cuts enacted by Congress (“Sequestration”) on entitlement programs, including Medicare, which will, unless modified, result in future reductions in reimbursements; the ability of operators, tenants and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of the Company’s properties; the risk that the Company may not be able to achieve the benefits of investments within expected time-frames or at all, or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the United States of its obligations; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

Michael D. McKee	Lauralee E. Martin
Chairman of the Board, HCP, Inc.;	President and Chief Executive Officer
Chief Executive Officer, Bentall Kennedy U.S., L.P.	HCP, Inc.

Brian G. Cartwright	Peter L. Rhein
Senior Advisor at Patomak Global Partners LLC and	General Partner
Scholar in Residence at the Marshall School of Business USC	Sarlot & Rhein

Christine N. Garvey	Joseph P. Sullivan
Former Global Head of Corporate	Chairman Emeritus of the Board of Advisors
Real Estate Services, Deutsche Bank AG	RAND Health

David B. Henry
Vice Chairman, President and Chief Executive Officer
Kimco Realty Corporation

Senior Management

Lauralee E. Martin	James W. Mercer
President and	Executive Vice President, General Counsel
Chief Executive Officer	and Corporate Secretary

Jonathan M. Bergschneider	Timothy M. Schoen
Executive Vice President	Executive Vice President and
Life Science Estates	Chief Financial Officer

Paul F. Gallagher	Susan M. Tate
Executive Vice President and	Executive Vice President
Chief Investment Officer	Post-Acute and Hospitals

Thomas D. Kirby	Kendall K. Young
Executive Vice President	Executive Vice President
Acquisitions and Valuations	Senior Housing

Thomas M. Klaritch
Executive Vice President
Medical Office Properties

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080-1920
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067-6388

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (the “SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)      As of October 29, 2013.

1

Sustainability

Reporting

Named to CDP’s Global 500 and S&P 500 Climate Disclosure Leadership Indices by attaining a score of 97 out of 100 (Ranked Top 10% of reporting companies)

Named the Global and North American Leader for the Healthcare Sector by the Global Real Estate Sustainability Benchmark (GRESB) for the second consecutive year (Ranked #1 in Healthcare Sector)

Awarded a Green Star designation by GRESB for our integrated approach to management of key environmental performance indicators for the second consecutive year

Named to the Dow Jones Sustainability North America Index (Ranked Top 20% of the 600 largest North American companies in the Dow Jones Global Total Stock Market Index)

Named to FTSE4Good US 100 Index and FTSE4Good Global and US Benchmark Indices for meeting globally recognized corporate responsibility standards for the second consecutive year

Environmental

During the quarter ended September 30, 2013, we received 7 ENERGY STAR certifications (111 total certifications to date)

During the quarter ended September 30, 2013, we received 3 LEED certifications (10 total certifications to date)

Social

HCP sponsored and its employees participated in fundraising supporting the Walk to End Alzheimer’s® in Long Beach and Nashville on October 19, 2013. We are proud to support one of the nation’s largest events to raise awareness and funds for Alzheimer’s care, support and research.

HCP sponsored and its employees volunteered at Seniors Day at The Aquarium of the Pacific in Long Beach on September 6, 2013. We are proud to support the Aquarium for its commitment to sustainability and its contributions to our environment and community.

2

Summary

Dollars in thousands, except per share data
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$543,958	$468,066	$1,563,292	$1,370,999
NOI	424,847	384,675	1,268,293	1,147,229
Adjusted (Cash) NOI	391,969	349,149	1,168,007	1,041,877
YoY SPP Adjusted (Cash) NOI % Growth	3.7%	3.6%	2.8%	3.8%
Adjusted EBITDA	$449,359	$405,622	$1,343,764	$1,195,684
Diluted FFO per common share	0.73	0.67	2.20	2.01
Diluted FFO as adjusted per common share	0.79	0.69	2.25	2.05
Diluted FAD per common share	0.67	0.55	1.92	1.65
Diluted EPS	0.51	0.45	1.49	1.36
Dividends per common share	0.525	0.50	1.575	1.50
FFO as adjusted payout ratio	66%	72%	70%	73%
FAD payout ratio	78%	91%	82%	91%
Financial leverage	39%	40%	39%	40%
Adjusted fixed charge coverage	4.0 x	3.7 x	3.9 x	3.5 x

	September 30,	December 31,
Total properties:	2013	2012
Senior housing	445	441
Post-acute/skilled nursing	312	312
Life science	115	114
Medical office	274	274
Hospital	17	21
Total	1,163	1,162

Portfolio Income from Assets Under Management(1)	Assets Under Management: $21.5 billion(2)

(1)         Represents adjusted NOI from real estate owned by HCP, interest income from debt investments and HCP’s pro rata share of adjusted NOI from real estate owned by the Company’s Investment Management Platform, excluding adjusted NOI from assets held for sale and under development and land held for development, for the nine months ended September 30, 2013.

(2)         Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at September 30, 2013.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Funds From Operations

Dollars and shares in thousands, except per share data
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income applicable to common shares	$233,282	$195,629	$676,412	$572,352
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	104,859	87,170	317,430	254,463
Discontinued operations	1,433	2,969	4,346	11,876
DFL depreciation	3,631	3,234	10,589	9,426
Gain on sales of real estate	(8,298)	—	(9,185)	(2,856)
Equity income from unconsolidated joint ventures	(13,892)	(13,396)	(44,278)	(42,803)
FFO from unconsolidated joint ventures	16,642	16,043	52,539	50,495
Noncontrolling interests’ and participating securities’ share in earnings	3,576	3,414	10,955	11,224
Noncontrolling interests’ and participating securities’ share in FFO	(5,162)	(4,821)	(15,569)	(15,512)
FFO applicable to common shares	$336,071	$290,242	$1,003,239	$848,665
Distributions on dilutive convertible units	3,302	3,148	9,966	9,397
Diluted FFO applicable to common shares	$339,373	$293,390	$1,013,205	$858,062

Weighted average shares used to calculate diluted FFO per share	462,082	437,043	461,403	427,388

Diluted FFO per common share	$0.73	$0.67	$2.20	$2.01

Dividends per common share	$0.525	$0.50	$1.575	$1.50

FFO payout ratio	71.9%	74.6%	71.6%	74.6%

Impact of adjustments to FFO:
Severance-related charges(1)	$26,374	$—	$26,374	$—
Preferred stock redemption charge(2)	—	—	—	10,432
Impairments(3)	—	7,878	—	7,878
	$26,374	$7,878	$26,374	$18,310

FFO as adjusted applicable to common shares	$362,445	$298,120	$1,029,613	$866,975
Distributions on dilutive convertible units and other	3,247	3,127	9,907	9,345
Diluted FFO as adjusted applicable to common shares	$365,692	$301,247	$1,039,520	$876,320

Weighted average shares used to calculate diluted FFO as adjusted per share	462,082	437,043	461,403	427,388

Diluted FFO as adjusted per common share	$0.79	$0.69	$2.25	$2.05

FFO as adjusted payout ratio	66.5%	72.5%	70.0%	73.2%

(1)         The Company’s Board of Directors, after deliberations during the third quarter 2013, terminated its former Chairman, Chief Executive Officer and President on October 2, 2013. As a result of the termination, the Company incurred severance-related charges of $26.4 million that include: (i) the acceleration of $16.7 million of deferred compensation for restricted stock units and options that vested upon termination; and (ii) severance payments and other costs of approximately $9.7 million.

(2)         In connection with the redemption of our preferred stock, we incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs of the preferred stock.

(3)         The impairment charge of $7.9 million related to the sale of a land parcel in our life science segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Funds Available for Distribution

Dollars and shares in thousands, except per share data
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
FFO as adjusted applicable to common shares	$362,445	$298,120	$1,029,613	$866,975
Amortization of above and below market lease intangibles, net	(346)	(533)	(6,414)	(1,855)
Amortization of deferred compensation(1)	5,542	5,540	17,180	16,947
Amortization of deferred financing costs, net(2)	4,482	3,956	13,922	12,415
Straight-line rents	(12,604)	(11,821)	(28,559)	(33,608)
DFL accretion(2)	(19,822)	(23,433)	(65,386)	(71,072)
DFL depreciation	(3,631)	(3,234)	(10,589)	(9,426)
Deferred revenues — tenant improvement related	(388)	(424)	(2,477)	(1,257)
Deferred revenues — additional rents (SAB 104)	1,426	356	2,550	2,358
Leasing costs and tenant and capital improvements	(14,026)	(15,705)	(33,964)	(42,817)
Joint venture and other FAD adjustments(2)	(15,199)	(16,543)	(40,830)	(43,219)
FAD applicable to common shares	$307,879	$236,279	$875,046	$695,441
Distributions on dilutive convertible units	3,302	1,827	9,966	5,404
Diluted FAD applicable to common shares	$311,181	$238,106	$885,012	$700,845

Weighted average shares used to calculate diluted FAD per share	462,082	434,786	461,403	425,121

Diluted FAD per common share	$0.67	$0.55	$1.92	$1.65

Dividends per common share	$0.525	$0.50	$1.575	$1.50

FAD payout ratio	78.4%	90.9%	82.0%	90.9%

(1)         Excludes $16.7 million related to the acceleration of deferred compensation for restricted stock units and options that vested upon termination of the Company’s former Chairman, Chief Executive Officer and President on October 2, 2013, which is included in severance-related charges for the three and nine months ended September 30, 2013.

(2)         For the three and nine months ended September 30, 2013, DFL accretion reflects an elimination of $15.4 million and $46.6 million, respectively. For the three and nine months ended September 30, 2012, DFL accretion reflects an elimination of $14.9 million and $44.4 million, respectively. The Company’s ownership interest in HCR ManorCare, Inc. is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to its ownership in HCR ManorCare, Inc. Further, the Company’s share of earnings from HCR ManorCare, Inc. (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare, Inc. level, which the Company presents as a non-cash joint venture FAD adjustment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Triple-Net Master Lease Profile(1)

EBITDAR CFC (Trailing Twelve Months Ended 06/30/13)
5.00x
1.50x
1.25x
1.00x
0.75x
0.50x
Term (Years to Expiration)
0
2
4
6
8
10
12
14
16
18
25
POST 0.4%
HSP 0.4%
HSP 0.9%
SH 0.1%
POST 3.6%
SH 0.1%
POST 0.4%
SH 0.1%
HSP 0.8%
SH 0.1%
POST 0.2%
SH 0.8%
SH 0.2%
SH 1.0%
SH 1.6%
SH 0.9%
SH 0.5%
SH 1.3%
SH 0.4%
SH 0.1%
SH 1.0%
SH 0.7%
SH 1.4%
POST 29.5%
SH 1.5%
SH 0.2%
SH 0.5%
SH 0.4%
SH 0.5%
SH 0.6%
SH 0.8%
SH 0.7%
SH 0.4%
SH 1.9%
SH 0.7%
SH 0.2%
Master leases profiled represent 97% of triple-net annualized revenues(2)
Legend
Investment type:
Senior housing (SH)
Post-acute (POST)
Hospital (HSP)
Corporate guaranty:
Yes
No
Example:
SH 0.5%
Senior housing investment
With corporate guaranty
0.5% of HCP annualized revenues

(1)         Excludes master leases with properties transitioned to new operators or acquired during the period required to calculate CFC.

(2)         Triple-net annualized revenues refer to annualized revenues from triple-net leases in our senior housing, post-acute/skilled nursing and hospital segments and exclude interest income, properties operated under a RIDEA structure, and master leases with properties transitioned to new operators or acquired during the period required to calculate CFC.

(3)         Represents HCR ManorCare (guarantor) fixed charge coverage for their combined senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 21 of this report.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Capitalization

Dollars and shares in thousands, except price data
Total Debt
	September 30, 2013	December 31, 2012	September 30, 2012
Bank line of credit	$285,000	$—	$—
Term loan(1)	221,748	222,694	221,214
Senior unsecured notes	6,565,934	6,712,624	5,913,690
Mortgage debt	1,410,407	1,676,544	1,684,514
Other debt	77,503	81,958	84,580
Consolidated debt	8,560,592	8,693,820	7,903,998
HCP’s share of unconsolidated debt(2)	140,333	140,705	141,465
Total debt	$8,700,925	$8,834,525	$8,045,463

Total Market Capitalization
	September 30, 2013
	Shares	Value	Total Value
Common stock (NYSE: HCP)	455,874	$40.95	$18,668,040

Convertible partnerships (DownREITs)(3)	6,004		245,864

Total market equity			$18,913,904

Consolidated debt			8,560,592

Total market equity and consolidated debt			$27,474,496

HCP’s share of unconsolidated debt(2)			140,333

Total market capitalization			$27,614,829

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended September 30, 2013
	Outstanding	Diluted	Diluted	Diluted
	September 30, 2013	EPS	FFO	FAD
Common stock	455,874	455,345	455,345	455,345
Common stock equivalent securities:
Restricted stock and units	1,585	320	320	320
Dilutive impact of options	413	413	413	413
Convertible partnership units	6,004	—	6,004	6,004
Total common stock and equivalents	463,876	456,078	462,082	462,082

	Weighted Average Shares
	Nine Months Ended September 30, 2013
	Diluted	Diluted	Diluted
	EPS	FFO	FAD
Common stock	454,553	454,553	454,553
Common stock equivalent securities:
Restricted stock and units	274	274	274
Dilutive impact of options	561	561	561
Convertible partnership units	—	6,015	6,015
Total common stock and equivalents	455,388	461,403	461,403

(1)         Represents £137 million translated into U.S. dollars.

(2)         Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR ManorCare, Inc.

(3)         Convertible partnership (DownREIT) units are exchangeable for an amount of cash equivalent to the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Credit Profile

Financial Leverage

Secured Debt Ratio

Adjusted Fixed Charge Coverage

Net Debt to Adjusted EBITDA

(1)         As of and for the six months ended June 30, 2006 (12 months for adjusted fixed charge coverage). The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(2)         Financial leverage, secured debt ratio and net debt to adjusted EBITDA are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Credit Profile

Same Property NOI Growth

FFO as Adjusted Payout Ratio

Total Gross Assets

(In billions)

Liquidity(5)

(In billions)

Credit Ratings (Senior Unsecured Debt)

	Pre-CNL(3) Acquisition	2006	2007	2008	2009	2010	2011	2012	3Q 2013
Moody’s	Baa2	Baa3	Baa3	Baa3	Baa3	Baa3	Baa2	Baa1	Baa1 (Stable)
Standard & Poor’s	BBB+	BBB	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+ (Stable)
Fitch	BBB+	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+	BBB+ (Stable)

(1)         HCP information is presented as originally reported and represents annual SPP cash NOI growth.

(2)         Major Property Sectors information was compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated August 16, 2013 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office, and strip center. The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented.

(3)         As of and for the six months ended June 30, 2006. The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(4)         Total gross assets and liquidity are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

(5)         Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)

September 30, 2013

	Bank		Senior					HCP’s Share of
	Line of		Unsecured Notes		Mortgage Debt		Consolidated	Unconsolidated Debt		Total Debt
	Credit	Term Loan(1)	Amounts	Rates %(2)	Amounts(3)	Rates %(2)	Debt	Amounts(4)	Rates %(2)	Amounts	Rates %
2013 (3 months)	$—	$—	$400,000	5.80	$14,003	1.98	$414,003	$481	—	$414,484	5.66
2014	—	—	487,000	3.21	180,042	5.79	667,042	887	7.25	667,929	3.91
2015	—	—	400,000	6.57	308,421	5.96	708,421	11,387	5.82	719,808	6.30
2016	285,000	221,748	900,000	5.10	291,738	6.89	1,698,486	47,098	6.05	1,745,584	4.46
2017	—	—	750,000	6.03	550,477	6.20	1,300,477	41,420	5.86	1,341,897	6.09
2018	—	—	600,000	6.83	6,583	5.90	606,583	37,095	5.00	643,678	6.72
2019	—	—	450,000	3.96	2,072	—	452,072	47	—	452,119	3.94
2020	—	—	800,000	2.79	2,078	5.32	802,078	49	—	802,127	2.80
2021	—	—	1,200,000	5.60	9,384	5.37	1,209,384	52	—	1,209,436	5.60
2022	—	—	300,000	3.39	902	—	300,902	54	—	300,956	3.38
Thereafter	—	—	300,000	6.89	50,806	5.01	350,806	1,863	5.06	352,669	6.61
Subtotal	285,000	221,748	6,587,000		1,416,506		8,510,254	140,433		8,650,687
Other debt(5)	—	—	—		—		77,503	—		77,503
Discounts, net	—	—	(21,066)		(6,099)		(27,165)	(100)		(27,265)
Total debt	$285,000	$221,748	$6,565,934		$1,410,407		$8,560,592	$140,333		$8,700,925

Weighted average interest rate %	1.61	2.00	5.10		6.16		5.07	5.77		5.09

Weighted average maturity in years	2.45	2.83	5.39		3.51		4.91	3.55		4.89

Ratios			Covenants
	September 30,	December 31,	The following is a summary of the financial covenants under the bank line of credit at September 30, 2013.
	2013	2012
Consolidated Debt/Consolidated Gross Assets	39.0%	40.1%
Financial Leverage (Total Debt/Total Gross Assets)	39.1%	40.2%		Bank Line of Credit
			Financial Covenants(6)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	6.4%	7.7%	Leverage Ratio	No greater than 60%	40%
Secured Debt Ratio (Total Secured Debt/Total Gross Assets)	7.0%	8.3%	Secured Debt Ratio	No greater than 30%	8%
			Unsecured Leverage Ratio	No greater than 60%	39%
Fixed and variable rate ratios(7):			Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	3.6	x
Fixed rate Total Debt	95.8%	99.1%
Variable rate Total Debt	4.2%	0.9%
	100.0%	100.0%

(1)	Represents £137 million translated into U.S. dollars.
(2)	Senior unsecured notes, mortgage debt and unconsolidated debt weighted average effective rates relate to maturing amounts.
(3)	Mortgage debt attributable to non-controlling interests at September 30, 2013 was $54 million.
(4)

Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR ManorCare, Inc. At September 30, 2013, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR ManorCare, Inc.’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.

(5)	Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company’s senior housing facilities that have no scheduled maturities.
(6)

Financial covenants for the bank line of credit are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Condensed Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

(7)	$72 million of variable-rate mortgages and the £137 million term loan are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Investments and Dispositions

Dollars and square feet in thousands

Investments

	September 30, 2013
Description	Three Months Ended	Nine Months Ended
Acquisitions of real estate and land	$15,204	$87,681
Loan investments(1)	8,063	279,500
Total fundings for development, tenant and capital improvements(2)	46,662	122,722
Marketable debt securities	—	16,706
Construction loan commitment fundings	8,283	34,423
Total investments	$78,212	$541,032

Acquisitions of real estate and land for the nine months ended September 30, 2013

Location	Date	Capacity	Property Count	Segment	Investment
Anderson, IN	March 8, 2013	38 acres	N/A	Post-acute/skilled	$408
Klamath Falls, OR	March 14, 2013	60 units	1	Senior housing	9,038	(3)
Various Cities, OR	March 26, 2013	190 units	3	Senior housing	28,937	(3)
Stevens Point, WI	April 25, 2013	147 units	—	Senior housing	16,100
Sunrise, FL	June 28, 2013	181 units	1	Senior housing	17,994
Webster, TX	September 25, 2013	60 beds	1	Hospital	15,204	(4)
Total acquisitions					$87,681

Dispositions for the nine months ended September 30, 2013

Property Location/Description	Date	Capacity	Property Count	Segment	Payoff/Sales Price, Net of Costs
Pinellas Park, FL	May 31, 2013	97 units	1	Senior housing	$3,777
Greenfield, WI	September 25, 2013	62 beds	1	Hospital	15,204	(4)
					18,981
Barchester investment repayment	September 6, 2013	N/A	N/A	Post-acute/skilled	203,213	(1)
					$222,194

(1)

Includes Barchester debt investment that was repaid for £129 million ($202 million) on September 6, 2013. The Company acquired these debt investments in two transactions: (i) £121 million at a discount for £109 million in May 2013; and (ii) £9 million at a discount for £5 million in August 2013.

(2)

The three months ended September 30, 2013, includes the following: (i) $23.4 million of development, (ii) $13.0 million of first generation tenant and capital improvements, and (iii) $10.3 million of second generation tenant and capital improvements (excludes $3.8 million of leasing costs). The nine months ended September 30, 2013, includes the following: (i) $57.6 million of development, (ii) $40.6 million of first generation tenant and capital improvements, and (iii) $24.5 million of second generation tenant and capital improvements (excludes $9.5 million of leasing costs).

(3)	Represents the four remaining senior housing facilities from the Company’s previously announced Blackstone JV acquisition.
(4)	On September 25, 2013, we acquired a 60-bed hospital located in Webster, TX in exchange for the sale of a 62-bed hospital located in Greenfield, WI and recognized a gain of $8 million.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Development

As of September 30, 2013, dollars and square feet in thousands

Development Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment
Development
Ridgeview	Poway, CA	Life science	2Q 2014	115	$12,363	$22,937
Anderson II	Anderson, IN	Post-acute/skilled	4Q 2013	N/A	3,812	9,104

Redevelopment
Durham Research Lab	Durham, NC	Life science	1Q 2014	53	19,741	26,184
Carmichael(4)	Durham, NC	Life science	4Q 2013	38	15,402	17,782
1030 Massachusetts Avenue	Cambridge, MA	Life science	1Q 2015	75	39,915	43,497
Innovation Drive	San Diego, CA	Medical office	4Q 2013	84	30,511	33,689
Alaska(4)	Anchorage, AK	Medical office	1Q 2014	32	7,932	9,561
Folsom	Sacramento, CA	Medical office	2Q 2014	92	36,548	39,251
Bayfront(4)	St. Petersburg, FL	Medical office	2Q 2014	135	11,871	21,850

	Total				$178,095	$223,855

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	50	1,666
Carlsbad, CA	Life science	41	690
Poway, CA	Life science	46	765
Various	Various	19	93
		156

Investment-to-date(2)(3)		$368,386

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(5)	Leased
2019 Stierlin Ct.	Mountain View, CA	Life science	1Q 2013	70	$20,430	100
Fresno(4)	Fresno, CA	Hospital	1Q 2013	N/A	19,064	100
Westpark(4)	Plano, TX	Medical office	2Q 2013	50	10,739	53
				120	$50,233

(1)	Investment-to-date of $178 million includes the following: (i) $77 million in development costs and construction in progress, (ii) $76 million of buildings and (iii) $25 million of land.
(2)	Investment-to-date of $368 million includes the following: (i) $260 million in land and (ii) $108 million in development costs and construction in progress.
(3)

Development costs and construction in progress of $247 million presented on the Company’s Condensed Consolidated Balance Sheet at September 30, 2013, include the following: (i) $77 million of costs for development projects in process; (ii) $108 million of costs for land held for development; and (iii) $62 million for tenant and other facility related improvement projects in process.

(4)	Represents a portion of the facility. The balance of the facility remained in service or was placed in service in a prior period.
(5)	Represents the investment as of the date the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Portfolio Information

September 30, 2013

Owned Portfolio Summary

As of and for the nine months ended September 30, 2013, dollars and square feet in thousands

Portfolio Summary by Investment Product

Leased	Property			Average			Occupancy	EBITDARM(1)		EBITDAR(1)
Properties	Count	Investment	NOI	Age (Years)	Capacity		%	Amount	CFC	Amount	CFC

Senior housing	424	$6,878,810	$445,790	16	41,102	Units	86.0	$482,015	1.34 x	$401,899	1.12 x
Post-acute/skilled	312	5,765,979	409,965	34	41,401	Beds	85.4	76,139	2.03 x	56,788	1.51 x
Life science	111	3,398,526	179,775	18	7,072	Sq. Ft.	92.3	N/A	N/A	N/A	N/A
Medical office	208	2,649,295	160,170	20	14,226	Sq. Ft.	89.8	N/A	N/A	N/A	N/A
Hospital	13	468,469	30,882	24	1,535	Beds	60.8	336,256	6.07 x	312,287	5.64 x
	1,068	$19,161,079	$1,226,582	22

Operating Properties (RIDEA)	Property Count	Investment	NOI	Average Age (Years)	Capacity		Occupancy %
Senior housing(2)	21	$777,900	$41,711	23	5,001	Units	87.4

Debt Investments		Investment	Interest Income
Senior housing		$162,735	$8,328
Post-acute/skilled		422,111	59,656
Hospital		44,791	627
		$629,637	$68,611
Total	1,089	$20,568,616	$1,336,904

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended September 30, 2013
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(3)	NOI	Income	Income
Senior housing(2)	$187,032	$24,641	$162,391	$148,997	$3,121	$152,118
Post-acute/skilled	138,289	647	137,642	120,258	38,642	158,900
Life science	72,531	14,091	58,440	56,352	—	56,352
Medical office	88,473	36,218	52,255	52,214	—	52,214
Hospital	15,091	972	14,119	14,148	315	14,463
	$501,416	$76,569	$424,847	$391,969	$42,078	$434,047

	Nine Months Ended September 30, 2013
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(3)	NOI	Income	Income
Senior housing(2)	$560,670	$73,169	$487,501	$440,395	$8,328	$448,723
Post-acute/skilled	411,912	1,947	409,965	356,544	59,656	416,200
Life science	221,088	41,313	179,775	170,957	—	170,957
Medical office	265,902	105,732	160,170	157,742	—	157,742
Hospital	33,703	2,821	30,882	42,369	627	42,996
	$1,493,275	$224,982	$1,268,293	$1,168,007	$68,611	$1,236,618

(1)  EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 21 of this report.

(2)   Brookdale Senior Living manages 21 assets on behalf of the Company under a RIDEA structure. For the three months ended September 30, 2013, revenues and operating expenses were $37.6 million and $23.8 million, respectively. For the nine months ended September 30, 2013, revenues and operating expenses were $112.0 million and $70.3 million, respectively.

(3)   NOI attributable to non-controlling interests for the three and nine months ended September 30, 2013 was $2.3 million and $6.9 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Portfolio Concentrations

As of and for the nine months ended September 30, 2013, dollars in thousands

Geographic Diversification of Properties

	Total	Senior	Post-Acute/	Life	Medical			% of
Investment by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	161	$734,749	$268,568	$3,271,402	$218,219	$148,489	$4,641,427	23
TX	110	876,467	106,023	—	742,283	230,444	1,955,217	10
FL	93	862,164	554,652	—	148,183	—	1,564,999	8
PA	55	277,147	1,227,992	—	—	—	1,505,139	8
IL	51	510,233	712,152	—	13,490	—	1,235,875	6
OH	72	217,853	693,456	—	9,430	—	920,739	5
MI	38	177,484	587,167	—	—	—	764,651	4
MD	34	305,116	235,096	—	30,245	—	570,457	3
WA	30	256,933	128,236	—	179,159	—	564,328	3
VA	30	339,781	177,475	—	43,383	—	560,639	3
Other	415	3,098,783	1,075,162	127,124	1,264,903	89,536	5,655,508	27
Total	1,089	$7,656,710	$5,765,979	$3,398,526	$2,649,295	$468,469	$19,938,979	100

	Total	Senior	Post-Acute/	Life	Medical			% of
NOI by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	161	$49,692	$17,141	$169,101	$10,458	$13,921	$260,313	21
TX	110	59,006	6,553	—	40,513	7,047	113,119	9
PA	55	16,965	87,453	—	—	—	104,418	8
FL	93	55,950	38,621	—	9,689	—	104,260	8
IL	51	32,799	48,963	—	999	—	82,761	7
OH	72	14,310	51,255	—	649	—	66,214	5
MI	38	12,041	39,769	—	—	—	51,810	4
MD	34	18,969	16,583	—	2,138	—	37,690	3
WA	30	14,329	8,970	—	13,542	—	36,841	3
VA	30	19,733	13,128	—	2,272	—	35,133	3
Other	415	193,707	81,529	10,674	79,910	9,914	375,734	29
Total	1,089	$487,501	$409,965	$179,775	$160,170	$30,882	$1,268,293	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%
HCR ManorCare	Post-acute/skilled	$506,153	30
Emeritus Corporation	Senior housing	222,424	13
Brookdale Senior Living	Senior housing	137,532	8
Sunrise Senior Living	Senior housing	89,135	5
HCA	Hospital	55,575	3
Amgen	Life science	42,721	2
Genentech	Life science	40,003	2
Tandem/LaVie	Post-acute/skilled	33,599	2
Four Seasons Health Care	Post-acute/skilled	26,673	2
Kindred Healthcare	Post-acute/skilled	17,334	1
Other		544,464	32
		$1,715,613	100

(1) The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are based on the most recent quarter’s NOI annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Same Property Portfolio

As of September 30, 2013, dollars and square feet in thousands

Three-Month SPP

		Senior		Post-Acute/		Life		Medical
	Total	Housing		Skilled		Science		Office		Hospital

Property count	923	311		312		105		184		11
Investment	$17,645,803	$5,883,229		$5,765,979		$3,290,884		$2,312,135		$393,576
Percent of property portfolio (by investment)	88.5%	76.8%		100.0%		96.8%		87.3%		84.0%
Capacity		35,593 Units		41,401 Beds		6,787 Sq. Ft.		12,669 Sq. Ft.		1,448 Beds

Year-Over-Year Three-Month SPP

3-Month occupancy:
September 30, 2013		85.5%		84.3%		92.3%		90.0%		59.6%
September 30, 2012		85.3%		85.4%		90.2%		91.7%		60.1%
% change		0.2%		(1.1%	)	2.1%		(1.7%	)	(0.5%	)

NOI % change	1.1%	1.5%		2.3%		(0.8%	)	(0.6%	)	(0.3%	)

Adjusted NOI:
September 30, 2013	$359,791	$122,269		$120,759		$55,306		$48,356		$13,101
September 30, 2012	$346,922	$114,025		$116,573		$56,088		$47,666		$12,570
Adjusted NOI % change	3.7%	7.2%		3.6%		(1.4%	)	1.4%		4.2%

Sequential Three-Month SPP

3-Month occupancy:
September 30, 2013		85.5%		84.3%		92.3%		90.0%		59.6%
June 30, 2013		86.0%		86.4%		91.6%		90.1%		65.1%
% change		(0.5%	)	(2.1%	)	0.7%		(0.1%	)	(5.5%	)

NOI % change	2.7%	(1.4%	)	0.6%		—%		(0.6%	)	NM

Adjusted NOI:
September 30, 2013	$359,791	$122,269		$120,759		$55,306		$48,356		$13,101
June 30, 2013	$359,454	$122,034		$120,628		$55,611		$48,015		$13,166
Adjusted NOI % change	0.1%	0.2%		0.1%		(0.5%	)	0.7%		(0.5%	)

Year-Over-Year Nine-Month SPP

		Senior	Post-Acute/		Life		Medical
	Total	Housing	Skilled		Science		Office		Hospital

Property count	920	311	312		102		184		11
Investment	$17,590,477	$5,879,369	$5,765,979		$3,239,418		$2,312,135		$393,576
Percent of property portfolio (by investment)	88.2%	76.8%	100.0%		95.3%		87.3%		84.0%
Capacity		35,593 Units	41,401 Beds		6,685 Sq. Ft.		12,669 Sq. Ft.		1,448 Beds

Year-Over-Year Nine-Month SPP
3-Month occupancy:
September 30, 2013		85.5%	84.3%		93.5%		90.0%		59.6%
September 30, 2012		85.3%	85.4%		91.4%		91.7%		60.1%
% change		0.2%	(1.1%	)	2.1%		(1.7%	)	(0.5%	)

NOI % change	0.3%	1.6%	2.2%		(0.2%	)	(0.6%	)	(27.8%	)

Adjusted NOI:
September 30, 2013	$1,068,943	$361,397	$358,046		$166,540		$143,644		$39,316
September 30, 2012	$1,039,872	$343,620	$345,940		$170,743		$142,649		$36,920
Adjusted NOI % change	2.8%	5.2%	3.5%		(2.5%	)	0.7%		6.5%

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Portfolio Lease Expirations and Debt Investment Maturities

At September 30, 2013, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2013(2)	2014	2015	2016	2017	2018	2019	2020	2021	2022	Thereafter

Lease Expirations

Senior housing(3):
Properties	424	—	—	1	15	9	46	10	34	16	3	290
Annualized revenues	$538,592	$—	$—	$214	$23,369	$15,136	$89,887	$14,544	$56,272	$18,224	$3,182	$317,764

Post-acute/skilled:
Properties	312	—	9	1	1	9	2	12	5	—	4	269
Annualized revenues	$484,078	$—	$7,335	$462	$330	$8,776	$2,249	$11,025	$5,442	$—	$3,179	$445,280

Life science:
Square feet	6,525	277	373	730	308	852	595	163	958	557	280	1,432
Annualized revenues	$236,908	$4,443	$9,574	$24,441	$8,018	$28,820	$27,161	$5,163	$44,357	$31,511	$8,618	$44,802

Medical office:
Square feet	12,772	774	1,897	1,638	1,495	1,634	1,576	885	1,103	438	548	784
Annualized revenues	$284,112	$17,002	$44,487	$37,414	$32,040	$36,923	$33,609	$19,331	$22,892	$10,604	$12,699	$17,111

Hospital:
Properties	13	—	—	—	—	2	—	5	—	1	1	4
Annualized revenues	$50,805	$—	$—	$—	$—	$4,870	$—	$7,194	$—	$1,118	$3,641	$33,982

Total annualized revenues	$1,594,495	$21,445	$61,396	$62,531	$63,757	$94,525	$152,906	$57,257	$128,963	$61,457	$31,319	$858,939

% of Total	100	1	4	4	4	6	10	4	8	4	2	53

Debt Investment Maturities (Annualized Revenues)

Senior housing	$11,918	$—	$—	$—	$8,214	$2,474	$—	$—	$269	$—	$961	$—

Post-acute/skilled	$52,937	$—	$—	$—	$—	$26,264	$—	$—	$26,673	$—	$—	$—

Hospital	$1,234	$—	$—	$1,234	$—	$—	$—	$—	$—	$—	$—	$—

Total annualized revenues	$66,089	$—	$—	$1,234	$8,214	$28,738	$—	$—	$26,942	$—	$961	$—

(1) The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions. Assumes that none of the tenants exercise any of their renewal or purchase options. See “Tenant Purchase Options” section of Note 12 to the Condensed Consolidated Financial Statements for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC for additional information on leases subject to purchase options.

(2) Includes month-to-month and holdover leases.

(3) Excludes $55.0 million related to 21 facilities operated under a RIDEA structure by Brookdale Senior Living.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Senior Housing Portfolio
As of and for the nine months ended September 30, 2013, dollars in thousands

Investments

	Property			Average		Occupancy	EBITDARM(1)(2)		EBITDAR(1)(2)
Leased Properties	Count	Investment	NOI	Age (Years)	Units	%(1)	Amount	CFC	Amount	CFC

Operating Leases:
Assisted living	270	$3,850,461	$250,930	15	22,592	86.1	$275,776	1.29 x	$230,487	1.08 x
Independent living	47	856,954	57,915	19	6,080	87.2	59,932	1.23 x	52,181	1.07 x
CCRCs	14	684,765	48,008	24	4,341	87.7	80,546	1.47 x	66,901	1.22 x
Direct Financing Leases:
Assisted living	27	629,128	34,914	16	3,136	85.8	65,761	1.54 x	52,330	1.22 x
HCR ManorCare(2)	66	857,502	54,023	18	4,953	83.2	N/A	N/A	N/A	N/A

	424	$6,878,810	$445,790	16	41,102	86.0	$482,015	1.34 x	$401,899	1.12 x

Operating Properties (RIDEA)	Property Count	Investment	NOI	Average Age (Years)	Units	Occupancy %
Independent/Assisted living	21	$777,900	$41,711	23	5,001	87.4

Debt Investments		Investment	Interest Income

Construction loans		$109,891	$5,676
Emeritus		35,940	2,156
Other		16,904	496
		$162,735	$8,328

Total	445	$7,819,445	$495,829		46,103	86.1

Operator Concentration(3)

					NOI and	Adjusted NOI
	Properties		Investment		Interest	and Interest		Occupancy	EBITDARM	EBITDAR
Operator	Count	% Pooled	Amount	%	Income	Income	Units	%(1)	CFC(1)(2)	CFC(1)(2)

Emeritus Corporation(1)	202	96	$2,951,984	38	$195,690	$165,324	18,155	86.1	1.25 x	1.06 x
Brookdale Senior Living	57	63	1,607,328	21	107,555	103,750	11,059	87.4	1.40 x	1.18 x
Sunrise Senior Living(4)	48	98	1,331,523	17	69,407	65,561	5,563	87.0	1.47 x	1.19 x
HCR ManorCare(2)	66	100	857,502	11	54,023	45,630	4,953	83.2	N/A	N/A
Harbor Retirement Associates	14	100	211,386	3	12,296	11,867	1,345	83.9	1.33 x	1.08 x
Aegis Senior Living	10	80	182,152	2	11,819	11,798	701	87.7	1.25 x	1.07 x
Other	48	94	677,570	8	45,039	44,793	4,327	85.9	1.22 x	1.05 x
	445	92	$7,819,445	100	$495,829	$448,723	46,103	86.1	1.34 x	1.12 x

(1)            Occupancy, EBITDARM, EBITDAR and their respective CFC are not presented for the 133 properties purchased under the Blackstone JV acquisition as the requisite number of historical periods required to calculate CFC have not occurred.

(2)            EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 21 of this report.

(3)            Property count, units, occupancy and CFCs are presented for leased and operating properties, if applicable, and exclude debt investments.

(4)            Sunrise Senior Living’s percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Senior Housing Portfolio
Dollars in thousands

Portfolio Trends

	Same Property Portfolio(1)					Total Property Portfolio(1)
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	09/30/13	06/30/13	09/30/12	09/30/13	09/30/12	09/30/13(2)	06/30/13(2)(3)	09/30/12(3)

Property count	311	311	311	311	311	445	445	312
Investment	$5,883,229	$5,871,225	$5,818,808	$5,879,369	$5,814,948	$7,656,710	$7,644,706	$5,823,539
Units	35,593	35,511	35,506	35,593	35,506	46,103	46,020	35,603
3-Month occupancy %	85.5	86.0	85.3	85.5	85.3	85.5	86.0	85.3
12-Month occupancy %	86.1	86.1	85.4	86.1	85.4	86.1	86.1	85.4
EBITDARM	$482,015	$476,894	$466,731	$482,015	$466,731	$482,015	$476,894	$466,731
EBITDARM CFC	1.34 x	1.34 x	1.35 x	1.34 x	1.35 x	1.34 x	1.34 x	1.35 x
EBITDAR	$401,899	$397,418	$388,914	$401,899	$388,915	$401,899	$397,418	$388,914
EBITDAR CFC	1.12 x	1.12 x	1.12 x	1.12 x	1.12 x	1.12 x	1.12 x	1.12 x
NOI:
Rental and related revenues	$86,293	$85,707	$84,676	$256,939	$251,257
Resident fees and services	37,589	37,590	36,076	112,070	107,824
DFL income	28,575	30,330	29,985	89,154	90,000
Operating expenses	(24,027)	(23,407)	(24,248)	(70,933)	(68,017)
	$128,430	$130,220	$126,489	$387,230	$381,064
Adjusted NOI:
Straight-line rents	(3,464)	(3,131)	(6,985)	(12,692)	(21,664)
DFL interest accretion	(2,440)	(4,731)	(5,121)	(12,202)	(14,706)
Below market lease intangibles, net	(257)	(324)	(358)	(939)	(1,074)
	$122,269	$122,034	$114,025	$361,397	$343,620

(1)            EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 21 of this report. Additionally, EBITDARM, EBITDAR and their respective CFC are not presented for the 21 properties operated under a RIDEA structure.

(2)            Occupancy, EBITDARM, EBITDAR, and their respective CFC are not presented for the 133 properties purchased under the Blackstone JV acquisition as the requisite number of historical periods required to calculate CFC have not occurred.

(3)            Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Post-Acute/Skilled Nursing Portfolio
As of and for the nine months ended September 30, 2013, dollars in thousands

Investments

				Average
Leased	Property			Age		Occupancy	EBITDARM(1)		EBITDAR(1)
Properties	Count	Investment	NOI	(Years)	Beds	%	Amount	CFC	Amount	CFC
Operating leases	44	$244,370	$27,086	29	5,105	84.3	$76,139	2.03 x	$56,788	1.51 x
HCR ManorCare DFLs(1)	268	5,521,609	382,879	35	36,296	85.5	N/A	N/A	N/A	N/A
	312	$5,765,979	$409,965	34	41,401	85.4

Debt			Interest				EBITDA
Investments		Investment	Income				Amount	DSC
Four Seasons Health Care(2)		$221,930	$20,119				$134,814	1.84 x
Tandem/LaVie		200,181	13,163				69,953	1.86 x
Barchester(3)		—	26,123				N/A	N/A
Other(4)		—	251				N/A	N/A
		$422,111	$59,656

Total		$6,188,090	$469,621

Operator Concentration

					NOI and	Adjusted NOI
	Properties		Investment		Interest	and Interest		Occupancy	EBITDARM	EBITDAR
Operator	Count	% Pooled	Amount	%	Income	Income	Beds	%	CFC(1)	CFC(1)
HCR ManorCare(1)	268	100	$5,521,609	89	$382,879	$329,729	36,296	85.5	N/A	N/A
Tandem/LaVie	9	100	263,281	4	18,303	18,630	932	95.8	2.85 x	2.35 x
Four Seasons Health Care(2)	—	—	221,930	4	20,119	20,119	—	—	N/A	N/A
Covenant Care	12	100	69,122	1	8,330	8,036	1,328	85.8	2.01 x	1.47 x
Kindred Healthcare	9	100	38,117	1	6,278	6,484	1,288	77.7	1.29 x	0.73 x
Other	14	64	74,031	1	33,712	33,202	1,557	81.5	2.08 x	1.62 x
	312	98	$6,188,090	100	$469,621	$416,200	41,401	85.4	2.03 x	1.51 x

(1)          EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 21 of this report.

(2)          Represents senior unsecured notes with a face value of £138.5 million, purchased at a discount for £136.8 million translated into U.S. dollars as of September 30, 2013.

(3)          Income primarily associated with the full repayment of the Company’s investment in Barchester debt during the three months ended September 30, 2013.

(4)          Interest income associated with secured loan that paid off during the three months ended June 30, 2013.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Post-Acute/Skilled Nursing Portfolio
Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio(1)					Total Leased Portfolio(1)
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	09/30/13	06/30/13	09/30/12	09/30/13	09/30/12	09/30/13	06/30/13(2)	09/30/12(2)

Property count	312	312	312	312	312	312	312	313

Investment	$5,765,979	$5,735,103	$5,635,932	$5,765,979	$5,635,932	$5,765,979	$5,735,103	$5,643,103

Beds	41,401	41,426	41,406	41,401	41,406	41,401	41,426	41,731

3-Month occupancy %	84.3	86.4	85.4	84.3	85.4	84.3	86.4	85.4

12-Month occupancy %	85.4	85.6	85.9	85.4	85.9	85.4	85.6	85.9

EBITDARM	$76,139	$74,780	$74,356	$76,139	$74,356	$76,139	$74,780	$55,698

EBITDARM CFC	2.03 x	2.02 x	2.06 x	2.03 x	2.06 x	2.03 x	2.02 x	1.49 x

EBITDAR	$56,788	$55,457	$54,943	$56,788	$54,943	$56,788	$55,457	$75,716

EBITDAR CFC	1.51 x	1.49 x	1.52 x	1.51 x	1.52 x	1.51 x	1.49 x	2.02 x

Quality Mix	60.7%	59.8%	60.3%	60.7%	60.3%	60.7%	59.8%	64.5%

NOI:

Rental revenues	$9,611	$9,564	$9,334	$28,657	$27,864

DFL income	128,678	127,956	125,849	383,255	375,345

Operating expenses	(146)	(153)	(154)	(445)	(515)

	$138,143	$137,367	$135,029	$411,467	$402,694

Adjusted NOI:

Straight-line rents	(13)	(88)	(155)	(271)	(422)

DFL interest accretion	(17,382)	(16,663)	(18,312)	(53,184)	(56,366)

Above market lease intangibles, net	11	12	11	34	34

	$120,759	$120,628	$116,573	$358,046	$345,940

HCR ManorCare Leased Portfolio Summary

HCP Investment					HCR ManorCare Performance
		As of and for the Nine Months Ended September 30, 2013			For the Trailing Twelve Months Ended June 30, 2013(5)
Investment	Property			Adjusted	Occupancy	Facility EBITDARM(6)			Facility EBITDAR(6)
Summary	Count	Investment(3)	NOI(4)	NOI	%	Amount	CFC		Amount	CFC
Assisted living	66	$857,502	$54,023	$45,630	83.2	N/A	N/A		N/A	N/A
Post-acute/skilled	268	5,521,609	382,879	329,729	85.5	N/A	N/A		N/A	N/A
Total	334	$6,379,111	$436,902	$375,359	85.2	$594,964	1.21 x		$423,176	0.86 x

					HCR ManorCare (guarantor) fixed charge coverage(6)					1.11 x

							For the Trailing Twelve Months Ended
							06/30/13		03/31/13	06/30/12
					Quality mix		68.4%	(7)	68.5%	69.1%

(1)          EBITDARM, EBITDAR, their respective CFC and quality mix are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information see HCR ManorCare Leased Portfolio Summary.

(2)          Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

(3)          The Company’s total investment in HCR ManorCare, Inc. includes accumulated DFL accretion of $362.2 million.

(4)          Assisted living and post-acute/skilled nursing NOI includes reductions of $5.8 million and $40.8 million, respectively, related to HCP’s equity interest in HCR ManorCare, Inc.

(5)          Data that follows is not a quarter in arrears.

(6)          HCR ManorCare Facility EBITDARM and EBITDAR include non-cash accrual charges for general and professional liability claims. HCR ManorCare (guarantor) fixed charge coverage is based on EBITDAR that includes home health and hospice EBITDAR, corporate general and administrative expenses and non-cash accrual charges for general and professional liability claims. The fixed charges include cash rent and cash interest expense.

(7)          Private-pay and Medicare revenues as a percentage of total revenues are 32.3% and 36.1%, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Owned Life Science Portfolio
As of and for the nine months ended September 30, 2013, dollars and square feet in thousands

Investments

	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %

San Francisco	78	$2,667,943	$139,644	18	4,745	90.7

San Diego	22	603,459	29,457	18	1,581	93.4

Other	11	127,124	10,674	20	746	100.0

	111	$3,398,526	$179,775	18	7,072	92.3

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%

Amgen	$42,721	18	684	10

Genentech	40,003	17	794	12

Rigel Pharmaceuticals	13,855	6	147	2

LinkedIn Corporation	13,005	5	373	6

Exelixis, Inc.	12,673	5	295	5

Google	9,298	4	290	4

Myriad Genetics	7,509	3	310	5

Takeda	6,986	3	166	3

ARUP	5,418	2	324	5

NuVasive, Inc.	4,909	2	145	2

Other	80,531	35	2,997	46

	$236,908	100	6,525	100

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		At the Period Ended
	09/30/13	06/30/13	09/30/12	09/30/13	09/30/12	09/30/13	06/30/13(1)	09/30/12(1)

Property count	105	105	105	102	102	111	111	110

Investment	$3,290,884	$3,282,798	$3,266,252	$3,239,418	$3,215,177	$3,398,526	$3,389,806	$3,350,308

Square feet	6,787	6,787	6,787	6,685	6,685	7,072	7,072	7,001

Occupancy %	92.3	91.6	90.2	93.5	91.4	92.3	91.6	90.0

NOI:

Rental and related revenues	$60,469	$60,097	$60,204	$180,455	$179,917

Tenant recoveries	10,181	10,696	9,267	31,320	30,639

Operating expenses	(12,182)	(12,329)	(10,516)	(35,990)	(34,460)

	$58,468	$58,464	$58,955	$175,785	$176,096

Adjusted NOI:

Straight-line rents	(2,942)	(2,943)	(2,827)	(9,211)	(5,530)

Above (below) market lease intangibles, net	(39)	103	135	160	352

Lease termination fee	(181)	(13)	(175)	(194)	(175)

	$55,306	$55,611	$56,088	$166,540	$170,743

(1)      Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Other

	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized

Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues

2013(1)	277	4	$4,443	2	200	$3,757	—	$—	77	$686

2014	373	6	9,574	4	302	7,290	71	2,284	—	—

2015	730	11	24,441	10	361	12,330	369	12,111	—	—

Thereafter	5,145	79	198,450	84	3,439	155,226	1,037	29,783	669	13,441

	6,525	100	$236,908	100	4,302	$178,603	1,477	$44,178	746	$14,127

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention

	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate

	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2012	6,392	$36.39

Development placed in service	70	43.20

Expirations	(105)	50.31

Renewals, amendments and extensions	37	29.30	1.4	$28.50	$8.01	65	35.2%

New leases and expansions	76	25.86		75.21	11.41	74

Leased Square Feet as of March 31, 2013	6,470	$36.22

Expirations	(67)	21.46

Renewals, amendments and extensions	64	24.21	11.2	$—	$1.23	16	58.7%

New leases and expansions	14	20.43		24.69	5.93	54

Leased Square Feet as of June 30, 2013	6,481	$36.30

Expirations	(31)	25.67

Renewals, amendments and extensions	21	27.72	—	$1.68	$3.53	26	60.1%

New leases and expansions	87	22.71		33.63	7.07	40

Terminations	(33)	34.56

Leased Square Feet as of September 30, 2013	6,525	$36.31

(1) Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Owned Medical Office Portfolio

As of and for the nine months ended September 30, 2013, dollars and square feet in thousands

Investments

							Healthcare
	Property			Average			System
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %	Affiliated %

On-campus	161	$2,165,924	$131,896	20	11,898	90.5	100.0

Off-campus	47	483,371	28,274	20	2,328	86.3	64.4

	208	$2,649,295	$160,170	20	14,226	89.8	94.2

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio

				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		At the Period Ended

	09/30/13	06/30/13	09/30/12	09/30/13	09/30/12	09/30/13	06/30/13(1)	09/30/12(1)

Property count	184	184	184	184	184	208	208	205

Investment	$2,312,135	$2,302,965	$2,274,757	$2,312,135	$2,274,757	$2,649,295	$2,634,299	$2,536,583

Square feet	12,669	12,669	12,667	12,669	12,667	14,226	14,192	14,039

Occupancy %	90.0	90.1	91.7	90.0	91.7	89.8	90.0	91.5

NOI:

Rental and related revenues	$66,224	$67,065	$66,787	$199,726	$200,178

Tenant recoveries	13,006	11,534	12,898	35,771	36,205

Operating expenses	(30,936)	(30,008)	(31,116)	(90,390)	(90,335)

	$48,294	$48,591	$48,569	$145,107	$146,048

Adjusted NOI:

Straight-line rents	(60)	(689)	(982)	(1,796)	(3,355)

Above market lease intangibles, net	146	115	79	359	207

Lease termination fees	(24)	(2)	—	(26)	(251)

	$48,356	$48,015	$47,666	$143,644	$142,649

(1) Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents(1)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2012	13,131	$22.64

Redevelopment	(118)	25.04

Expirations	(431)	24.71

Renewals, amendments and extensions	291	23.97	3.3	$6.35	$2.30	46	67.6%

New leases	32	21.89		19.52	4.09	54

Terminations	(14)	21.03

Leased Square Feet as of March 31, 2013	12,891	$22.75

Expirations	(694)	19.15

Renewals, amendments and extensions	475	20.04	(1.2)	$9.78	$2.55	65	68.0%

New leases	103	20.41		27.11	6.01	66

Terminations	(4)	23.86

Leased Square Feet as of June 30, 2013	12,771	$22.91

Expirations	(481)	23.46

Renewals, amendments and extensions	363	22.46	(0.4)	$6.25	$2.82	46	70.2%

New leases	129	18.50		17.82	4.29	67

Terminations	(10)	18.55

Leased Square Feet as of September 30, 2013	12,772	$22.94

(1) For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Owned Hospital Portfolio

As of and for the nine months ended September 30, 2013, dollars in thousands

Investments

Leased	Property			Average		Occupancy	EBITDARM(1)		EBITDAR(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	2	$255,969	$13,824	32	822	40.7	$281,359	7.74 x	$265,952	7.31 x
Other	11	212,500	17,058	23	713	64.0	54,897	2.89 x	46,335	2.44 x
	13	$468,469	$30,882	24	1,535	60.8	$336,256	6.07 x	$312,287	5.64 x

Debt		Interest
Investments	Investment	Income
Delphis(2)	$29,151	$—
Other	15,640	627
	$44,791	$627

Total	$513,260	$31,509

Operator Concentration(3)

					NOI and	Adjusted NOI
	Properties		Investment		Interest	and Interest
Operator(1)	Count	% Pooled	Amount	%	Income	Income	Beds
HCA	1	—	$167,169	33	$3,598	$16,160	668
Hoag Memorial Hospital Presbyterian	1	—	88,800	17	10,228	10,039	154
Physicians Surgery Centers	1	—	59,689	12	3,695	3,034	27
Kindred Healthcare	3	100	44,055	9	4,930	4,722	242
HealthSouth Corporation	4	100	40,997	8	4,982	4,965	297
Other	3	—	112,550	21	4,076	4,076	147
	13	54	$513,260	100	$31,509	$42,996	1,535

(1)   Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)   Includes a senior secured loan to Delphis that was placed on non-accrual status effective January 1, 2011 with a carrying value of $29.2 million at September 30, 2013. For additional information regarding the senior secured loan to Delphis see Note 6 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2013 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)   Property count and beds are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

26

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	09/30/13	06/30/13	09/30/12(1)	09/30/13	09/30/12(1)	09/30/13	06/30/13(2)	09/30/12(1) (2)
Property count	11	11	11	11	11	13	16	17
Investment	$393,576	$393,576	$392,339	$393,576	$392,339	$468,469	$656,241	$650,130
Beds	1,448	1,448	1,448	1,448	1,448	1,535	2,298	2,410
3-Month occupancy %	59.6	65.1	60.1	59.6	60.1	59.6	59.2	54.3
12-Month occupancy %	60.8	61.0	55.8	60.8	55.8	60.8	55.5	52.8
EBITDARM	$327,475	$319,383	$288,466	$327,475	$288,466	$336,256	$451,105	$382,116
EBITDARM CFC	6.31 x	6.18 x	5.71 x	6.31 x	5.71 x	6.07 x	5.68 x	4.76 x
EBITDAR	$304,537	$296,805	$267,540	$304,537	$267,540	$312,287	$414,709	$417,700
EBITDAR CFC	5.87 x	5.74 x	5.29 x	5.87 x	5.29 x	5.64 x	5.22 x	5.20 x
NOI:
Rental and related revenues	$13,704	$2,162	$13,651	$29,986	$40,356
Operating expenses	(972)	(963)	(886)	(2,819)	(2,722)
	$12,732	$1,199	$12,765	$27,167	$37,634
Adjusted NOI:
Straight-line rents	686	17,970	(108)	18,556	(454)
Below market lease intangibles, net	(317)	(6,003)	(87)	(6,407)	(260)
	$13,101	$13,166	$12,570	$39,316	$36,920

(1)          Occupancy, EBITDARM, EBITDAR and their respective CFC are not presented for facilities that were transitioned to new operators during the trailing twelve-month period for which financials are not available.

(2)          Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

27

Investment Management Platform

As of and for the nine months ended September 30, 2013, dollars and square feet in thousands

					Joint		HCP’s
Unconsolidated		Date	HCP’s	Joint	Venture’s	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Mortgage	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Debt	Investment(1)	Fee Income	(in years)
HCP Ventures III	Medical office	October-06	30%(2)	$145,477	$91,730	$7,251	$291	10
HCP Ventures IV	Medical office	April-07	20%	668,431	376,144	30,420	1,112	10
HCP Life Science	Life science	August-07	50%-63%	144,889	973	68,992	3	97-98
				$958,797	$468,847	$106,663	$1,406

Selected Financial Data(3)

	Three Months Ended September 30, 2013		Nine Months Ended September 30, 2013
	Medical Office	Life Science	Medical Office	Life Science

Total revenues	$19,881	$2,669	$59,924	$8,150
Operating expenses	(8,226)	(420)	(24,366)	(1,341)
NOI	$11,655	$2,249	$35,558	$6,809
Depreciation and amortization	(7,151)	(433)	(21,625)	(1,266)
General and administrative	(677)	(4)	(2,323)	(30)
Interest expense and other	(7,253)	(24)	(21,468)	(106)
Net income (loss)	$(3,426)	$1,788	$(9,858)	$5,407
Depreciation and amortization	7,151	433	21,625	1,266
FFO	$3,725	$2,221	$11,767	$6,673
Amortization of above and below market lease intangibles, net	(130)	—	(451)	—
Amortization of deferred financing costs, net	220	4	652	16
Straight-line rents	(529)	43	(1,511)	129
Leasing costs and tenant and capital improvements	(3,284)	(119)	(9,227)	(1,427)
FAD	$2	$2,149	$1,230	$5,391

HCP’s pro rata share of net income (loss)	$(713)	$1,044	$(2,043)	$3,152

HCP’s pro rata share of FFO	$845	$1,283	$2,665	$3,850

HCP’s pro rata share of FAD	$(43)	$1,236	$306	$3,036

	Property			Adjusted	Average
HCP Ventures III	Count	Investment	NOI	NOI	Age (Years)	Capacity	Occupancy %(4)
Medical office:
On-campus	9	$110,366	$6,171	$5,943	13	619 Sq. Ft.	88.3
Off-campus	4	35,111	1,717	1,764	12	183 Sq. Ft.	91.2
	13	$145,477	$7,888	$7,707	13	802 Sq. Ft.	88.9

HCP Ventures IV
Medical office:
On-campus	22	$222,307	$8,197	$8,100	24	1,100 Sq. Ft.	76.9
Off-campus	31	368,513	14,442	13,425	22	1,487 Sq. Ft.	85.2
Hospital	4	77,611	5,031	4,364	8	149 Beds	N/A
	57	$668,431	$27,670	$25,889	22

HCP Life Science
San Francisco	2	$74,761	$3,551	$3,894	16	147 Sq. Ft.	100.0
San Diego	2	70,128	3,258	3,044	18	131 Sq. Ft.	90.3
	4	$144,889	$6,809	$6,938	17	278 Sq. Ft.	95.4
Total	74	$958,797	$42,367	$40,534

(1)

The carrying value of investments in unconsolidated joint ventures is based on the amount the Company paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)	The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.
(3)	Financial information is combined by primary segment of each joint venture (i.e. HCP Ventures III and HCP Ventures IV are combined under the medical office column).
(4)	Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 8, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

The following table details the calculation of Adjusted Fixed Charge Coverage (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Adjusted EBITDA	$449,359	$405,622	$1,343,764	$1,195,684
Interest expense:
Continuing operations	$108,088	$103,355	$326,094	$309,399
Discontinued operations	—	663	131	2,412
HCP’s share of interest expense from the Investment Management Platform	1,609	1,622	4,785	4,728
Capitalized interest	2,816	5,022	10,852	18,517
Preferred stock dividends	—	—	—	6,574
Fixed charges	$112,513	$110,662	$341,862	$341,630

Adjusted fixed charge coverage	4.0 x	3.7 x	3.9 x	3.5 x

Annualized Revenues.  The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses annualized revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Annualized revenues for properties classified as held for sale are excluded.

Assets Held for Sale.  Assets of discontinued operations in accordance with Accounting Standards Codification Topic 360.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the trailing 12 months and one quarter in arrears from the date reported divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Secured Debt.  Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage (“DSC”).  Facility EBITDA for the trailing nine months and one quarter in arrears divided by Debt Service for the comparable period. Debt Service Coverage is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been or will be substantially completed.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions, and litigation settlement charge. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA from net income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$236,858	$199,043	$687,367	$600,582
Interest expense:
Continuing operations	108,088	103,355	326,094	309,399
Discontinued operations	—	663	131	2,412
Income taxes:
Continuing operations	1,033	(602)	3,563	(1,145)
Discontinued operations	5	(99)	15	14
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	104,859	87,170	317,430	254,463
Discontinued operations	1,433	2,969	4,346	11,876
Equity income from unconsolidated joint ventures	(13,892)	(13,396)	(44,278)	(42,803)
HCP’s share of EBITDA from the Investment Management Platform	3,737	3,619	11,300	11,051
Other joint venture adjustments	15,536	15,022	46,981	44,813
EBITDA	$457,657	$397,744	$1,352,949	$1,190,662

Impairments	—	7,878	—	7,878
Gain on sales of real estate	(8,298)	—	(9,185)	(2,856)
Adjusted EBITDA	$449,359	$405,622	$1,343,764	$1,195,684

Facility EBITDA (“EBITDA”).  Earnings before interest, taxes, depreciation and amortization for a particular facility (not the Company), for the trailing nine months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA has limitations as an analytical tool. Facility EBITDA does not reflect historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company.  All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company.

Facility EBITDAR (“EBITDAR”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR in determining Cash Flow Coverage. Facility EBITDAR has limitations as an analytical tool.  Facility EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR has a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company.

Facility EBITDARM (“EBITDARM”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Facility EBITDARM in determining Cash Flow Coverage. Facility EBITDARM has limitations as an analytical tool. Facility EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDARM does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the

30

Reporting Definitions and Reconciliations of Non-GAAP Measures

performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDARM as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be comparable to the computations of financial leverage reported by other companies. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 8, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other real estate investment trusts (“REITs”) or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, diluted FFO applicable to common shares, and basic and diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a REIT.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income (determined in accordance with GAAP), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a REIT between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of REITs, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets, nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to Consolidated Funds From Operations on page 3 of this report.

FFO as adjusted represents FFO before the impact of severance-related charges, litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items. Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offerings which increase the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions. Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

FAD Payout Ratio.  Dividends declared per common share divided by diluted FAD per common share for a given period.  The Company believes the FAD Payout Ratio per common share provides investors relevant and useful information because it measures the portion of FAD being declared as dividends to common stockholders.  FAD Payout Ratio per common share is subject to the same limitations noted in the definition of FAD above.

FFO Payout Ratio.  Dividends declared per common share divided by diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per common share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per common share is subject to the same limitations noted in the definition of FFO above.

31

Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Healthcare System Affiliated.  Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP. The Company defines NOI as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. The Company believes NOI provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.” The Company uses NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other REITs or real estate companies, as they may use different methodologies for calculating NOI.

The following table reconciles NOI and adjusted NOI from net income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$236,858	$199,043	$687,367	$600,582
Interest income	(42,078)	(10,278)	(68,611)	(12,313)
Investment management fee income	(464)	(460)	(1,406)	(1,423)
Interest expense	108,088	103,355	326,094	309,399
Depreciation and amortization	104,859	87,170	317,430	254,463
General and administrative	45,423	19,415	90,080	54,299
Impairments	—	7,878	—	7,878
Other income, net	(1,584)	(770)	(16,887)	(2,232)
Income taxes	1,033	(602)	3,563	(1,145)
Equity income from unconsolidated joint ventures	(13,892)	(13,396)	(44,278)	(42,803)
Total discontinued operations	(13,396)	(6,680)	(25,059)	(19,476)
NOI	$424,847	$384,675	$1,268,293	$1,147,229

Straight-line rents	(12,604)	(11,821)	(28,559)	(33,608)
DFL accretion	(19,822)	(23,433)	(65,386)	(71,072)
Amortization of above and below market lease intangibles, net	(346)	(533)	(6,414)	(1,855)
Lease termination fees	(205)	(175)	(220)	(574)
NOI adjustments related to discontinued operations	99	436	293	1,757
Adjusted NOI	$391,969	$349,149	$1,168,007	$1,041,877

Occupancy.  For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing three-month and twelve-month periods and one quarter in arrears from the date reported. For operating properties under a RIDEA structure, occupancy represents the facilities’ average operating occupancy for the period presented. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude assets held for sale, newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt investments, and excludes assets held for sale, properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures.

32

Reporting Definitions and Reconciliations of Non-GAAP Measures

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. For example, Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Quality Mix.  Represents non-Medicaid revenues as a percent of total revenues for the trailing 12 months and one quarter in arrears from the period presented.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rental and RIDEA Revenues.  Represents rental and related revenues, tenant recoveries, resident fees and services, and income from direct financing leases.

Retention Rate.  Represents the ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

RIDEA.  The Housing and Economic Recovery Act of 2008 (commonly referred to as “RIDEA”).

Same Period Rent.  The base rent plus additional rent due to the Company over the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Secured Debt Ratio.  Total Secured Debt divided by Total Gross Assets. The Company believes that its Secured Debt Ratio is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s computation of its Secured Debt Ratio may not be comparable to the computations of Secured Debt Ratio reported by other companies. The Company’s pro rata share of total secured debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 8, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Senior Housing.  ALFs, ILFs and CCRCs.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets (in thousands):

	September 30, 2013	December 31, 2012	September 30, 2012
Consolidated total assets	$19,889,509	$19,915,555	$18,079,336
Investments in and advances to unconsolidated joint ventures	(206,004)	(212,213)	(217,092)
Accumulated depreciation and amortization	2,194,927	1,902,463	1,807,189
Accumulated depreciation and amortization from assets held for sale	79,107	78,376	108,121
Consolidated gross assets	$21,957,539	$21,684,181	$19,777,554
HCP’s share of unconsolidated total assets(1)	266,801	270,744	266,928
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	48,823	46,212	45,044
Total gross assets	$22,273,163	$22,001,137	$20,089,526

(1) Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR ManorCare, Inc.

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Total Market Capitalization.  Total Debt plus Total Market Equity.

Total Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Total Secured Debt.  Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Units/Square Feet/Beds.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Yield.  Yield is calculated as Adjusted NOI, divided by Investment.  For acquisitions, initial yields are calculated as projected Adjusted NOI, 12 months forward, as of the closing date divided by total acquisition cost basis.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

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